                                                                       Exhibit 1


            THE PMI GROUP, INC. 401(K) PLAN

            FINANCIAL STATEMENTS (MODIFIED CASH BASIS) AS OF
            DECEMBER 31, 1996 AND 1995, AND FOR THE YEAR ENDED
            DECEMBER 31, 1996 AND FOR THE PERIOD FROM APRIL 1, 1995 (INCEPTION DATE) TO DECEMBER 31, 1995, SUPPLEMENTAL
            SCHEDULES (MODIFIED CASH BASIS) AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996 AND INDEPENDENT AUDITORS' REPORT

THE PMI GROUP, INC. 401(K) PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------------------
                                                                                        PAGE
INDEPENDENT AUDITORS' REPORT                                                             1-2

FINANCIAL STATEMENTS (MODIFIED CASH BASIS) AS OF DECEMBER 31,
 1996 AND 1995, FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR
 THE PERIOD FROM APRIL 1, 1995 (INCEPTION DATE) TO DECEMBER 31, 1995:

 Statements of Net Assets Available for Benefits, With Fund Information                  3-5

 Statements of Changes in Net Assets Available for Benefits, With Fund Information       6-8

 Notes to Financial Statements                                                          9-12

SUPPLEMENTAL SCHEDULES (MODIFIED CASH BASIS) FOR THE YEAR
 ENDED DECEMBER 31, 1996:

 Item 27a - Schedule of Assets Held for Investment Purposes                               13

 Item 27d - Schedule of Reportable Transactions -
  Series of Transactions in Excess of 5% of Beginning Plan Assets                         14

INDEPENDENT AUDITORS' REPORT

To the Participants of The PMI Group, Inc. 401(K) Plan and Board of Directors of The PMI Group, Inc.:

We have audited the accompanying statements of net assets available for benefits (modified cash basis) of The PMI Group, Inc. 401(K) Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits (modified cash basis) for the year ended December 31, 1996 and for the period from April 1, 1995 (inception date) to December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, these financial statements were prepared on the modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, such financial statements present fairly, in all material respects, information regarding the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the year ended December 31, 1996 and for the period from April 1, 1995 (inception date) to December 31, 1995, on the basis of accounting described in Note 2.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules (modified cash basis) listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic 1996 financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. The supplemental schedules and supplemental fund information are the responsibility of the Plan's management. Such supplemental schedules and supplemental fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as whole on the basis of accounting described in Note 2.

/s/ Deloitte & Touche LLP


August 22, 1997

THE PMI GROUP, INC. 401(K) PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
(MODIFIED CASH BASIS)
DECEMBER 31, 1996
-------------------------------------------------------------------------------------------------------------------------
                            SHORT-                       S&P          S&P
                         INTERMEDIATE   INTERNATIONAL   MIDCAP        500         LIFEPATH      LIFEPATH      LIFEPATH
                             TERM          EQUITY       STOCK        STOCK          2000          2010          2020
                             FUND          FUND         FUND         FUND           FUND          FUND          FUND
INVESTMENTS IN WELLS
  FARGO BANK COLLECTIVE
  INVESTMENT FUNDS AT
  FAIR VALUE:
  Money market fund
  Income fund            $1,082,419
  Equity funds                          $354,538        $1,559,779   $4,930,035
  Combination funds                                                               $2,918,947    $4,824,333    $652,213
  Participant loans
                         ----------     --------        ----------   ----------   ----------    ---------     --------

NET ASSETS AVAILABLE
  FOR BENEFITS           $1,082,419     $354,538        $1,559,779   $4,930,035   $2,918,947    $4,824,333    $652,213
                         ==========     ========        ==========   ==========   ==========    ==========    ========

                                                                                                              (Continued)

THE PMI GROUP, INC. 401(K) PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
(MODIFIED CASH BASIS)
DECEMBER 31, 1996
------------------------------------------------------------------------------------------------------------------
                                                      WELLS FARGO
                             LIFEPATH    LIFEPATH        MONEY       PRIOR
                               2030        2040         MARKET      EMPLOYER    PMI STOCK   LOAN
                               FUND        FUND          FUND         FUND         FUND     FUND          TOTAL
INVESTMENTS IN WELLS
  FARGO BANK COLLECTIVE
  INVESTMENT FUNDS AT
  FAIR VALUE:
  Money market fund                                   $85,998       $1,540,272                         $ 1,626,270
  Income fund                                                                                            1,082,419
  Equity funds                                                                  $569,361                 7,413,713
  Combination funds          $639,596    $444,389                                                        9,479,478
   Participant loans                                                                        $458,740       458,740
                             --------    --------     -------       ----------  --------    --------   -----------

NET ASSETS AVAILABLE
  FOR BENEFITS               $639,596    $444,389     $85,998       $1,540,272  $569,361    $458,740   $20,060,620
                             ========    ========     =======       ==========  ========    ========   ===========

                                                                                                          (Concluded)

See accompanying notes to financial statements (modified cash basis).

THE PMI GROUP, INC. 401(K) PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
(MODIFIED CASH BASIS)
DECEMBER 31, 1995
-----------------------------------------------------------------------------------------
                               SHORT-                      S&P      S&P
                           INTERMEDIATE   INTERNATIONAL  MIDCAP     500        LIFEPATH
                               TERM          EQUITY      STOCK     STOCK         2000
                               FUND           FUND        FUND      FUND         FUND

INVESTMENTS IN WELLS FARGO
  BANK COLLECTIVE INVESTMENT
  FUNDS AT FAIR VALUE:
  Income fund                $170,432
  Equity funds                            $121,012       $395,239   $665,947
  Combination funds                                                            $115,823
                             --------     --------       --------   --------   --------

NET ASSETS AVAILABLE FOR
  BENEFITS                   $170,432     $121,012       $395,239   $665,947   $115,823
                             ========     ========       ========   ========   ========
-----------------------------------------------------------------------------------------

                             LIFEPATH    LIFEPATH   LIFEPATH    LIFEPATH
                               2010        2020       2030        2040
                               FUND        FUND       FUND        FUND        TOTAL

INVESTMENTS IN WELLS FARGO
  BANK COLLECTIVE INVESTMENT
  FUNDS AT FAIR VALUE:
  Income fund                                                                  $  170,432
  Equity funds                                                                  1,182,198
  Combination funds          $187,918    $202,615   $164,399    $63,423           734,178
                             --------    --------   --------    -------        ----------

NET ASSETS AVAILABLE FOR
  BENEFITS                   $187,918    $202,615   $164,399    $63,423        $2,086,808
                             ========    ========   ========    =======        ==========

See accompanying notes to financial statements (modified cash basis).

THE PMI GROUP, INC. 401(K) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH
FUND INFORMATION (MODIFIED CASH BASIS)
YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------

                                                                    SHORT-                       S&P
                                                                 INTERMEDIATE   INTERNATIONAL   MIDCAP
                                                      SWEEP          TERM           EQUITY       STOCK
                                                     ACCOUNT         FUND            FUND        FUND
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                  $  1,126    $      726     $    934         $   12,143
    Dividend and interest income                                     31,492       12,029            161,517
                                                     --------    ----------     --------         ----------

           Total investment income                      1,126        32,218       12,963            173,660
                                                     --------    ----------     --------         ----------

  Contributions:
    Participants                                            -       320,909      169,959            581,533
    Rollovers                                               -        38,544       20,347             59,210
    Employer                                                -        30,088       18,850             72,589
                                                     --------    ----------     --------         ----------

           Total contributions                              -       389,541      209,156            713,332
                                                     --------    ----------     --------         ----------

           Total additions                              1,126       421,759      222,119            886,992

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                    1,609        35,933       17,567            100,255
                                                     --------    ----------     --------         ----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS  BEFORE TRANSFERS                         (483)      385,826      204,552            786,737
                                                     --------    ----------     --------         ----------

TRANSFERS:
  Interfund - net                                     (36,306)      (72,849)      28,974            377,803
  Transfer of net assets from prior plan (Note 5)      36,789       599,010
                                                     --------    ----------     --------         ----------

           Total transfers                                483       526,161       28,974            377,803
                                                     --------    ----------     --------         ----------

NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS           -       911,987      233,526          1,164,540

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                         -       170,432      121,012            395,239
                                                     --------    ----------     --------         ----------

  End of year                                        $      -    $1,082,419     $354,538         $1,559,779
                                                     ========    ==========     ========         ==========
-----------------------------------------------------------------------------------------------------------
                                                    S&P
                                                    500          LIFEPATH      LIFEPATH
                                                   STOCK           2000          2010
                                                   FUND            FUND          FUND
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                $   40,499    $   23,323    $    50,992
    Dividend and interest income                      634,614       171,584        405,594
                                                   ----------    ----------    -----------

           Total investment income                    675,113       194,907        456,586
                                                   ----------    ----------    -----------

  Contributions:
    Participants                                      927,185        74,782        212,353
    Rollovers                                          61,127                        2,902
    Employer                                          114,129         8,915         28,784
                                                   ----------    ----------    -----------

           Total contributions                      1,102,441        83,697        244,039
                                                   ----------    ----------    -----------

           Total additions                          1,777,554       278,604        700,625

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                  155,455        53,858         29,524
                                                   ----------    ----------    -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS  BEFORE TRANSFERS                    1,622,099       224,746        671,101
                                                   ----------    ----------    -----------

TRANSFERS:
  Interfund - net                                     831,724      (578,313)    (1,219,162)
  Transfer of net assets from prior plan (Note 5)   1,810,265     3,156,691      5,184,476
                                                   ----------    ----------    -----------

           Total transfers                          2,641,989     2,578,378      3,965,314
                                                   ----------    ----------    -----------

NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS   4,264,088     2,803,124      4,636,415

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                   665,947       115,823        187,918
                                                   ----------    ----------    -----------

  End of year                                      $4,930,035    $2,918,947    $ 4,824,333
                                                   ==========    ==========    ===========

                                                                                 (Continued)

THE PMI GROUP, INC. 401(K) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH
FUND INFORMATION (MODIFIED CASH BASIS)
YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------
                                                                                                WELLS FARGO
                                                           LIFEPATH    LIFEPATH    LIFEPATH       MONEY       PRIOR
                                                             2020        2030        2040         MARKET     EMPLOYER
                                                             FUND        FUND        FUND         FUND         FUND
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                        $  1,072    $  1,312    $    939                  $    2,582
    Dividend and interest income                             53,579      50,914      35,925     $ 1,735          24,256
                                                           --------    --------    --------     -------      ----------

           Total investment income                           54,651      52,226      36,864       1,735          26,838
                                                           --------    --------    --------     -------      ----------

  Contributions:
    Participants                                            263,021     210,718      95,143      12,424
    Rollovers                                                 2,312      21,816      68,532      14,550
    Employer                                                 33,107      25,553      11,248
                                                           --------    --------    --------     -------      ----------

           Total contributions                              298,440     258,087     174,923      26,974               -
                                                           --------    --------    --------     -------      ----------

           Total additions                                  353,091     310,313     211,787      28,709          26,838

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                         14,779      16,120       8,111           -          79,321
                                                           --------    --------    --------     -------      ----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS BEFORE TRANSFERS                             338,312     294,193     203,676      28,709         (52,483)
                                                           --------    --------    --------     -------      ----------

TRANSFERS:
  Interfund - net                                           111,286     181,004     177,290      57,289        (347,851)
  Transfer of net assets from prior plan (Note 5)                                                             1,940,606
                                                           --------    --------    --------     -------      ----------

           Total transfers                                  111,286     181,004     177,290      57,289       1,592,755
                                                           --------    --------    --------     -------      ----------

NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS           449,598     475,197     380,966      85,998       1,540,272

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                         202,615     164,399      63,423           -               -
                                                           --------    --------    --------     -------      ----------

  End of year                                              $652,213    $639,596    $444,389     $85,998      $1,540,272
                                                           ========    ========    ========     =======      ==========

-------------------------------------------------------------------------------------------------
                                                              PMI STOCK
                                                               FUND      LOANS        TOTAL
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                           $  2,460                $   138,108
    Dividend and interest income                               102,592   $  11,122      1,696,953
                                                              --------   ---------    -----------

           Total investment income                             105,052      11,122      1,835,061
                                                              --------   ---------    -----------

  Contributions:
    Participants                                                18,265                  2,886,292
    Rollovers                                                   11,954                    301,294
    Employer                                                   425,549                    768,812
                                                              --------   ---------    -----------

           Total contributions                                 455,768           -      3,956,398
                                                              --------   ---------    -----------

           Total additions                                     560,820      11,122      5,791,459

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                            29,110       3,842        545,484
                                                              --------   ---------    -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS BEFORE TRANSFERS                                531,710       7,280      5,245,975
                                                              --------   ---------    -----------

TRANSFERS:
  Interfund - net                                               37,651     451,460              -
  Transfer of net assets from prior plan (Note 5)                                      12,727,837
                                                              --------   ---------    -----------

           Total transfers                                      37,651     451,460     12,727,837
                                                              --------   ---------    -----------

NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS              569,361     458,740     17,973,812

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                                  -           -      2,086,808
                                                              --------   ---------    -----------

  End of year                                                 $569,361    $458,740    $20,060,620
                                                              ========   =========    ===========

                                                                                         (Concluded)

See accompanying notes to financial statements (modified cash basis).

THE PMI GROUP, INC. 401(K) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH
FUND INFORMATION (MODIFIED CASH BASIS)
PERIOD FROM APRIL 1, 1995 (INCEPTION DATE) TO DECEMBER 31, 1995

-------------------------------------------------------------------------------------------------------------------------

                                                                  SHORT-                               S&P         S&P
                                                               INTERMEDIATE        INTERNATIONAL      MIDCAP       500
                                                       SWEEP       TERM               EQUITY          STOCK       STOCK
                                                      ACCOUNT      FUND                FUND            FUND        FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                               $  6,790           $  5,761        $ 13,069    $ 46,861
    Dividend and interest income                      $ 6,689          267                                275       1,301
                                                      -------     --------           --------        --------    --------

           Total investment income                      6,689        7,057              5,761          13,344      48,162

           Total other income (loss)                                   268                256             457         515

  Contributions:
    Participants                                            -      166,035            100,155         357,772     562,397
    Rollovers                                               -        6,929             17,329          27,236      71,024
                                                      -------     --------           --------        --------    --------

           Total contributions                              -      172,964            117,484         385,008     633,421
                                                      -------     --------           --------        --------    --------

           Total additions                              6,689      180,289            123,501         398,809     682,098
                                                      -------     --------           --------        --------    --------

DEDUCTIONS FROM NET ASSETS AVAILABLE
  FOR BENEFITS - Participant withdrawals                  233       11,141              2,150           8,734      13,842
                                                      -------     --------           --------        --------    --------

NET INCREASE IN NET ASSETS
  AVAILABLE FOR BENEFITS
  BEFORE TRANSFERS                                      6,546      169,148            121,351         390,075     668,256

TRANSFERS - Interfund - net                            (6,456)       1,284               (339)          5,164      (2,309)
                                                      -------     --------           --------        --------    --------

NET INCREASE IN NET ASSETS
  AVAILABLE FOR BENEFITS                                           170,432            121,012         395,239     665,947

NET ASSETS AVAILABLE FOR
  BENEFITS:
  Beginning of period                                       -            -                  -               -           -
                                                      -------     --------           --------        --------    --------

  End of period                                       $     -     $170,432           $121,012        $395,239    $665,947
                                                      =======     ========           ========        ========    ========

                                                       LIFEPATH    LIFEPATH    LIFEPATH    LIFEPATH    LIFEPATH
                                                         2000        2010        2020        2030        2040
                                                         FUND        FUND        FUND        FUND        FUND         TOTAL
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                    $  3,914    $  8,489    $ 10,526    $  9,353    $ 3,882     $  108,645
    Dividend and interest income                                        301         351         330         97          9,611
                                                       --------    --------    --------    --------    -------     ----------

           Total investment income                        3,914       8,790      10,877       9,683      3,979        118,256

           Total other income (loss)                                     23       1,590         579        (64)         3,624

  Contributions:
    Participants                                         58,020     149,719     170,585     123,895     50,607      1,739,185
    Rollovers                                            53,675      32,051      22,945      33,857     12,464        277,510
                                                       --------    --------    --------    --------    -------     ----------

           Total contributions                          111,695     181,770     193,530     157,752     63,071      2,016,695
                                                       --------    --------    --------    --------    -------     ----------

           Total additions                              115,609     190,583     205,997     168,014     66,986      2,138,575
                                                       --------    --------    --------    --------    -------     ----------

DEDUCTIONS FROM NET ASSETS AVAILABLE
  FOR BENEFITS - Participant withdrawals                     12       3,329       5,004       4,119      3,203         51,767
                                                       --------    --------    --------    --------    -------     ----------

NET INCREASE IN NET ASSETS
  AVAILABLE FOR BENEFITS
  BEFORE TRANSFERS                                      115,597     187,254     200,993     163,895     63,783      2,086,808

TRANSFERS - Interfund - net                                 226         664       1,622         504       (360)             -
                                                       --------    --------    --------    --------    -------     ----------

NET INCREASE IN NET ASSETS
  AVAILABLE FOR BENEFITS                                115,823     187,918     202,615     164,399     63,423      2,086,808

NET ASSETS AVAILABLE FOR
  BENEFITS:
  Beginning of period                                         -           -           -           -          -              -
                                                       --------    --------    --------    --------    -------     ----------

  End of period                                        $115,823    $187,918    $202,615    $164,399    $63,423     $2,086,808
                                                       ========    ========    ========    ========    =======     ==========

See accompanying notes to financial statements (modified cash basis).

THE PMI GROUP, INC. 401(K) PLAN

NOTES TO FINANCIAL STATEMENTS (MODIFIED CASH BASIS)
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM
APRIL 1, 1995 (INCEPTION DATE) TO DECEMBER 31, 1995
--------------------------------------------------------------------------------

1. DESCRIPTION OF THE PLAN

   The following brief description of The PMI Group, Inc. 401(K) Plan (the "Plan") is provided for general information only. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

   GENERAL - The Plan was established on April 1, 1995. The Plan is a defined contribution plan covering all full-time and regular part-time employees of The PMI Group, Inc. (the "Company"). The Plan is available to those employees who have completed one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

   Contributions are invested in any of the following Wells Fargo Bank investment funds:

   . SHORT-INTERMEDIATE TERM FUND - Amounts within this fund are invested in a broad range of debt securities with short-to-intermediate term maturities.

   . INTERNATIONAL EQUITY FUND - Amounts within this fund are invested in the stocks of established companies based in Europe, Australia and the Far East.

   . S & P MIDCAP STOCK FUND - Amounts within this fund are invested in mid-sized companies which are expected to grow faster than larger, more established companies.

   . S & P 500 STOCK FUND - Amounts within this fund are invested in companies to match the performance of the S&P 500.

   . LIFEPATH FUND - Amounts within these funds are invested in stocks, bonds and money market instruments.

   . WELLS FARGO MONEY MARKET FUND - Amounts within this fund are invested in high quality money market securities.

   . PRIOR EMPLOYER FUND - Amounts within this fund are invested in a broad range of money market type securities with short-to-intermediate term maturities.

   . PMI STOCK FUND - Amounts within this fund are invested in common stock of the Company.

   The Plan is administered by the Company. The trustee of the Plan is Wells Fargo Bank.

   CONTRIBUTIONS - The participants may contribute up to 17% of their annual compensation, as defined, not to exceed the ERISA limit of $9,500 and $9,240 for 1996 and 1995, respectively. The Company's cash contributions total 25% of each eligible participant's pre-tax contributions for the period, not to exceed 6% of the participant's eligible pay, with an additional discretionary stock contribution up to 50%, not to exceed 6% of eligible pay. In 1997, the Company made a $476,904 cash contribution related to the 1996 Plan year. In addition, the Company made an additional discretionary stock contribution of $705,818 in 1997 related to the 1996 Plan year.

   PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's and Company's prescribed contributions and an allocation of Plan earnings. Allocations are based on participant's compensation or account balances, as defined in the Plan. The maximum annual addition to each participant's account, as defined, may not exceed the lesser of 25% of the participant's compensation for the year or $30,000. Except as otherwise provided, the participants do not maintain any interest in any specific asset of the respective funds but have the right to receive accrued benefits in accordance with the terms of the Plan.

   VESTING - Employer contributions, employee contributions and Plan earnings are fully vested to all participant accounts at all times.

   PARTICIPANT WITHDRAWALS - Withdrawals from the Plan are available upon hardship in accordance with Plan provisions. Upon termination of employment, a participant may elect to receive a lump sum benefit. Upon attaining age 59 1/2, participants may elect to receive either a lump-sum amount equal to their vested account balance or a portion paid in a lump sum with the remainder paid at a later date. At age 70-1/2, if no amount has been previously paid out, a participant may be required to take a partial withdrawal in accordance with the Plan document.

   PLAN TERMINATION - In the event of Plan termination, the full value of all participants' accounts would become fully vested and lump sum distributions to participants would be made in accordance with the Plan. Although it has not expressed any intention to do so, the Company has the right under the Plan to suspend, terminate or completely discontinue contributions.

   PARTICIPANT LOANS - In 1996, the Company amended the Plan to allow participants to obtain loans in an amount not to exceed $50,000 or 50% of the participant's vested accrued benefit under the Plan. As of December 31, 1996, 63 loans with interest rates of 9.25% were outstanding with maturities ranging from July 15, 1997 to December 15, 2001. These loans are being repaid over one year to five years at the prime interest rate in effect on the date the loan was obtained plus 1%. The loans are fully collateralized by the participants' remaining vested account balance.

   PLAN EXPENSES - Plan expenses are paid by the Company.

2. SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF ACCOUNTING - The financial statements of the Plan are prepared on the modified cash basis. Transactions are primarily recorded upon receipt and disbursement of cash, except for investments which are stated at current market value. Certain revenues and the related assets are recognized when received rather than when earned, and certain expenses are recognized when paid rather than when the obligation is incurred. Accordingly, the accompanying financial statements are not intended to be a presentation in conformity with generally accepted accounting principles.

   VALUATION OF INVESTMENTS - Investments in mutual funds are stated at market values, determined on the basis of quotations obtained from national securities exchanges. Investment transactions are recorded on the settlement date.

   COST OF SECURITIES SOLD - The cost of mutual and equity fund shares sold, as used to calculate realized gains and losses on disposition of mutual and equity fund shares, is determined using the average cost basis.

   PAYMENT OF BENEFITS - Distributions to participants are recorded when paid.

   Accounting Estimates - The preparation of financial statements in conformity with the modified cash basis of accounting requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. TAX STATUS

   The Plan obtained its latest determination letter dated October 15, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. Management of the Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

4. UNIT AND NET ASSET VALUE

   The following schedule represents the number of units and the net asset value per unit and in total for the Wells Fargo Funds as of December 31, 1996 and 1995:


                                                      Value
                                                       Per          Total
1996                                    Units          Unit         Value

Short-Intermediate Term Fund          84,153.737     $12.863     $1,082,419 *
International Equity Fund             25,144.540      14.100        354,538
S&P Midcap Stock Fund                 86,223.286      18.090      1,559,779 *
S&P 500 Stock Fund                   178,172.598      27.670      4,930,035 *
Lifepath 2000 Fund                   241,634.685      12.080      2,918,947 *
Lifepath 2010 Fund                   366,590.615      13.160      4,824,333 *
Lifepath 2020 Fund                    46,753.618      13.950        652,213
Lifepath 2030 Fund                    44,232.094      14.460        639,596
Lifepath 2040 Fund                    29,236.123      15.200        444,389
Wells Fargo Money Market Fund         85,997.560       1.000         85,998
Prior Employer Fund                  151,601.520      10.160      1,540,272 *
PMI Stock Fund                        45,879.242      12.410        569,361

    * Investment that represents more than 5% of the Plan's net assets as of December 31, 1996.

                                                     Value
                                                      Per          Total
    1995                               Units          Unit         Value

    Short-Intermediate Term Fund     13,579.773      $12.55      $170,432 *
    International Equity Fund         9,051.043       13.37       121,012 *
    S&P Midcap Stock Fund            25,951.344       15.23       395,239 *
    S&P 500 Stock Fund               29,505.860       22.57       665,947 *
    Lifepath 2000 Fund               10,168.854       11.39       115,823 *
    Lifepath 2010 Fund               15,738.537       11.94       187,918 *
    Lifepath 2020 Fund               16,419.338       12.34       202,615 *
    Lifepath 2030 Fund               13,026.874       12.62       164,399 *
    Lifepath 2040 Fund                4,905.139       12.93        63,423


    * Investment that represents more than 5% of the Plan's net assets as of December 31, 1995.

5. TRANSFER FROM PRIOR PLAN

   In April of 1995, Allstate, which was the sole shareholder, sold 70% of the Company's common stock in an underwritten public offering. The employees' fund balances remained in the Allstate Savings and Profit Sharing Plan until the funds were transferred to the Plan on July 26, 1996. The value of the cash and stock on the transfer date was $12,727,837. All participant accounts became fully vested when the assets were transferred.

                                     ******

THE PMI GROUP, INC. 401 (K) PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996

---------------------------------------------------------------------------------------

                                                                               CURRENT
Description of Investment                   Units           COST                Value

Short-Intermediate Term Fund                  84,153.737    $ 1,050,927     $ 1,082,419
International Equity Fund                     25,144.540        342,509         354,538
S&P Midcap Stock Fund                         86,223.286      1,398,262       1,559,779
S&P 500 Stock Fund                           178,172.598      4,295,422       4,930,035
Lifepath 2000 Fund                           241,634.685      2,747,363       2,918,947
Lifepath 2010 Fund                           366,590.615      4,418,739       4,824,333
Lifepath 2020 Fund                            46,753.618        598,634         652,213
Lifepath 2030 Fund                            44,232.094        588,683         639,596
Lifepath 2040 Fund                            29,236.123        408,464         444,389
Wells Fargo Money Market Fund                 85,997.560         85,998          85,998
Prior Employer Fund                          151,601.520      1,516,015       1,540,272
PMI Stock Fund                                45,879.242        466,770         569,361
Loans to participants (63 loans at 9.25%)                       458,740         458,740
                                                            -----------     -----------

  Total investments                                         $18,376,526     $20,060,620
                                                            ===========     ===========

THE PMI GROUP, INC. 401(K) PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1996

------------------------------------------------------------------------------------------------------------

Series of Transactions in Excess
  of 5% of Beginning Plan Assets
                                                       Total                          Total
                                                       Dollar                        Dollar         Net Gain
                                   Number of          Value of         Number       Value of         (Loss)
          Description              Purchases         Purchases        of Sales        Sales         Realized

Short-Intermediate Term Fund          43            $1,056,753           68        $  176,983        $ 2,904
International Equity Fund             61               297,617           36            77,055          2,531
S&P Midcap Stock Fund                 71             1,226,102           53           235,221         14,962
S&P 500 Stock Fund                    83             4,180,148           62           591,172         51,622
Lifepath 2000 Fund                    30             3,245,761           56           637,545         24,597
Lifepath 2010 Fund                    40             5,490,390           70         1,310,562         54,341
Lifepath 2020 Fund                    54               465,791           31            67,929          2,914
Lifepath 2030 Fund                    57               489,629           25            66,657          3,090
Lifepath 2040 Fund                    52               379,373           18            35,270          1,699
Wells Fargo Money Market              23               213,162            4           128,564              -
Allstate Stock                         1             1,374,049            1         1,334,591        (39,453)
Dean Witter Stock                      1               170,290            1           147,597        (22,693)
Prior Employer                         1             1,940,606           33           427,173          2,582
PMI Stock Fund                        22               490,543           41            26,233          2,460